UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________________________________

FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 31, 2022

ARES MANAGEMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36429	80-0962035
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Avenue of the Stars, 12th Floor, Los Angeles, CA 90067
(Address of principal executive office) (Zip Code)
(310) 201-4100
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	ARES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2022, Ares Holdings L.P., a Delaware limited partnership (“Ares Holdings”), (the “Borrower”) and certain subsidiaries of Ares Management Corporation (the “Company”) entered into Amendment No. 11 (the “Credit Facility Amendment”) to the Sixth Amended and Restated Credit Agreement, dated as of April 21, 2014 (as amended through and including the Credit Facility Amendment, the “Credit Agreement”), by and among the Borrower, the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as agent.

The Credit Facility Amendment, among other things, (i) extends the maturity of the credit facility under the Credit Agreement to March 31, 2027, (ii) increases the revolver commitments under the Credit Agreement to $1,275,000,000 and the accordion feature to $375,000,000, for an aggregate amount not to exceed $1,650,000,000, (iii) updates certain currency references rates, including replacing the LIBOR rate with Term SOFR plus an applicable credit spread adjustment, (iv) modifies certain covenant restrictions and (v) makes certain other technical amendments to the provisions of the Credit Agreement.

The Credit Facility Amendment reduces the applicable margin under certain circumstances as follows, and pursuant to sustainability-linked provisions therein, the unused commitment fee and applicable margin may be adjusted further upon meeting certain environmental, social, and governance-related targets, including in respect of measurements of greenhouse gas emissions, and diversity with respect to employees and third-party supplier spend:

Senior Long-Term Unsecured Debt Ratings	Prior Commitment Fee Rate	Amended Commitment Fee Rate (2)	Prior Applicable Margin for LIBOR Rate Loans and Letters of Credit	Amended Applicable Margin for Term Benchmark Loans, RFR Loans and Letters of Credit (3)	Prior Applicable Margin for Base Rate Loans	Amended Applicable Margin for Base Rate Loans (3)
≥ A+/A1	0.060%	0.060%	0.875%	0.750%	0.00%	0.00%
≥ A/A2	0.080%	0.080%	1.000%	0.875%	0.00%	0.00%
≥ A-/A3(1)	0.100%	0.100%	1.125%	1.000%	0.125%	0.00%
≥ BBB+/Baa1	0.125%	0.125%	1.250%	1.125%	0.250%	0.125%
≤ BBB/Baa2	0.150%	0.150%	1.375%	1.250%	0.375%	0.250%

(1) Represents the Senior Long-Term Unsecured Debt Ratings of the Company as of the date of this Current Report on Form 8-K.
(2) Subject to Sustainability Fee Adjustment of plus or minus 0.01% based on applicable environmental, social, and governance-related targets.
(3) Subject to Sustainability Margin Adjustment of plus or minus 0.05% based on applicable environmental, social, and governance-related targets.

A copy of the Credit Facility Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference into this Item 1.01 as though fully set forth herein. The foregoing summary description of the Credit Facility Amendment is not intended to be complete and is qualified in its entirety by the complete text of the Credit Facility Amendment.

Item 9.01 Financial Statements and Exhibits.

(d)                               Exhibits:

Exhibit Number	Description

10.1
Amendment No. 11, dated as of March 31, 2022, to the Sixth Amended and Restated Credit Agreement, dated as of April 21, 2014, by and among Ares Holdings L.P., the Guarantors party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES MANAGEMENT CORPORATION

Dated: April 6, 2022

	By:	/s/ Naseem Sagati Aghili
	Name:	Naseem Sagati Aghili
	Title:	General Counsel and Secretary

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